As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 333-114554

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6 to

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	1311	80-0000545
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1099 18th Street
Suite 2300
Denver, CO 80202
(303) 293-9100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francis B. Barron
Senior Vice President — General Counsel
Bill Barrett Corporation
1099 18th Street
Suite 2300
Denver, CO 80202
(303) 293-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christine B. LaFollette	Alan L. Talesnick	T. Mark Kelly
Mark Zvonkovic	Patton Boggs LLP	David H. Stone
Akin Gump Strauss Hauer & Feld LLP	1660 Lincoln St.	Vinson & Elkins L.L.P.
1111 Louisiana St.	Suite 1900	2300 First City Tower
44th Floor	Denver, CO 80264	1001 Fannin
Houston, TX 77002	(303) 830-1776	Houston, TX 77002
(713) 220-5896		(713) 758-4592

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

     If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

     This Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-114554) is being filed solely to amend Item 13 of Part II to update the fees and expenses of Bill Barrett Corporation in connection with the initial public offering of its common stock being registered under the Registration Statement. This Amendment No. 6 does not modify any provision of the Prospectus constituting Part I or Items 14, 15, 16 or 17 of Part II of the Registration Statement. Accordingly, the Prospectus and those Items of Part II have not been included in this Amendment No. 6.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Approximately $1.2 million of these fees and expenses were already paid as of September 30, 2004. Except for the SEC registration fee and NASD filing fee, all amounts are estimates.

SEC registration fee	$40,215
NASD filing fee	30,500
New York Stock Exchange listing fee	212,500
Accounting fees and expenses	550,000
Legal fees and expenses	950,000
Blue Sky fees and expenses (including counsel fees)	20,000
Printing and Engraving expenses	650,000
Transfer Agent and Registrar fees and expenses	10,000
Marketing fees and expenses	225,400
Engineering fees and expenses	7,000
Miscellaneous expenses	4,385

Total	$2,700,000

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 2, 2004.

BILL BARRETT CORPORATION
By:	/s/ J. FRANK KELLER
J. Frank Keller
Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on December 2, 2004.

Signature	Title
* William J. Barrett	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
* Thomas B. Tyree, Jr.	Chief Financial Officer (Principal Financial Officer)
/s/ ROBERT W. HOWARD Robert W. Howard	Executive Vice President-Finance and Investor Relations, and Treasurer (Principal Accounting Officer)
* Richard Aube	Director
* Fredrick J. Barrett	Director
* Henry Cornell	Director
* Jeffrey A. Harris	Director
* Roger L. Jarvis	Director
* James M. Fitzgibbons	Director
/s/ J. FRANK KELLER J. Frank Keller	Director
* Philippe S. E. Schreiber	Director
* Randy Stein	Director

*By:	/s/ J. FRANK KELLER
J. Frank Keller
Attorney-in-Fact

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